Exhibit 99.1

EyePoint Pharmaceuticals Reports Fiscal Period Ended December 31, 2018 Financial Results and Highlights Recent Clinical and Operational Developments

-YUTIQTM and DEXYCUTM commercially launched in 1Q2019

-$60 million debt facility secured to support YUTIQ and DEXYCU commercial launches -

-Conference call and webcast today, March 14, at 8:30 a.m. ET-

WATERTOWN, Mass., March 14, 2019 (GLOBE NEWSWIRE) -- EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a specialty biopharmaceutical company committed to developing and commercializing innovative ophthalmic products, today reported financial results for the three and six-month fiscal period ended December 31, 2018 and highlighted recent corporate developments.

“We begin 2019 with the achievement of two major milestones in the Company’s history with the launches of our innovative ophthalmology products – YUTIQTM and DEXYCUTM – that have the potential to alter the treatment landscape for ocular diseases,” said Nancy Lurker, President and Chief Executive Officer of EyePoint Pharmaceuticals. “EyePoint has transitioned into a full-fledged and integrated commercial organization and we are focused on ensuring that our two product launches are successful on behalf of patients and families suffering from ocular conditions that may be treated with our products.”

Recent Highlights

•

Commercial launches are underway for YUTIQ (fluocinolone acetonide intravitreal implant) 0.18 mg for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye (launched February 4, 2019) and DEXYCU (dexamethasone intraocular suspension) 9% for the treatment of post-operative inflammation following cataract surgery (launched March 12, 2019). Company initiatives related to these product launches include:

•

Recruitment and training of the Company’s field sales organization recently concluded, and the Company now has in place a 44-person sales force (10 for YUTIQ and 34 for DEXYCU) via our Contract Sales Organization

partnership with sales leadership, field reimbursement managers and MSLs all hired, trained and deployed internally. Each territory-based sales representative is solely focused on one EyePoint product and targets high-volume surgery centers for DEXYCU or practicing physicians in the case of YUTIQ.

•	Physician product training is underway with an initial focus on high volume and leading ophthalmologists and their staff.

•	EyePoint Assist(SM) was launched simultaneously with product availability to ensure access to YUTIQ for eligible patients in need of financial assistance.

•

Reimbursement for DEXYCU has been secured by Centers for Medicare and Medicaid Services (CMS) through a specific and permanent issuance of a J-code (J1095) and the Company retains transitional pass-through status for DEXYCU from CMS for three years from January 1, 2019. YUTIQ is also reimbursed using a J-Code.

•

A signed agreement with Ocumension Therapeutics for development and commercial rights to Durasert™ three-year uveitis in the territories of China, Hong Kong, Macau and Taiwan, which resulted in a $1.75 million upfront licensing fee and up to $10.0 million of other potential future milestones and sales-based royalties upon regulatory approval.

•

In February 2019, EyePoint secured a $60 million debt facility with CR Group L.P., of which gross proceeds from an initial $35 million draw were used to retire a previous $20 million secured term loan with SWK Funding LLC (SWK) and add approximately $11.4 million to cash and cash equivalents. This refinancing provides additional working capital to support the commercial launches of YUTIQ and DEXYCU.

•

David Guyer, M.D., was appointed to the Company’s Board of Directors in January 2019 and serves on the Company’s Science Committee. Dr. Guyer currently serves as Executive Chairman of Ophthotech Corporation, a publicly-traded biopharmaceutical company specializing in gene therapy treatments for ocular diseases, which he co-founded.

•

Ron Honig, Esq., was appointed Senior Vice President, General Counsel and Company Secretary in November 2018 to oversee the Company’s legal activities, including the legal aspects of licensing, compliance, strategic transactions, and business development. Mr. Honig brings to EyePoint more than 25 years of legal experience in the medical device, biotechnology, contract manufacturing and legal services industries.

Three and Six-Month Financial Results for the Fiscal Period Ended December 31, 2018

Following the change of the Company’s fiscal year-end from June 30 to December 31, the reported financial results include the three and six-month periods ended December 31, 2018. EyePoint believes the change of its fiscal year aligns its financial reporting periods to that of its peer group in the industry and facilitates the assessment of its financial performance. The Company will file audited financial statements on Form 10-K for the six-month transition period ended December 31, 2018.

For the three months ended December 31, 2018, revenues totaled $2.4 million compared to $933,000 for the three months ended December 31, 2017. The revenues increase was primarily attributable to the recognition of $1.7 million from the upfront license fee received from Ocumension Therapeutics.

Operating expenses for the three months ended December 31, 2018 increased to $13.4 million from $6.7 million for the prior year quarter, due primarily to ongoing investments in sales and marketing infrastructure and program costs, professional services, stock-based compensation and amortization of the DEXYCU intangible asset. Non-operating expense, net, for the three months ended December 31, 2018 totaled $589,000 and consisted of interest expense on the SWK term loan, net of interest income from cash equivalent investments. Net loss for the three months ended December 31, 2018 was $11.6 million, or $0.12 per share, compared to a net loss of $5.8 million, or $0.13 per share, for the prior year quarter.

For the six-month transition period ended December 31, 2018, revenues totaled $2.9 million compared to $1.3 million for the prior year six-month period. The revenues increase was primarily attributable to the aforementioned Ocumension upfront license fee and higher royalty income under existing collaboration agreements, partially offset by the absence in the six-month transition period ended December 31, 2018 of revenues from feasibility study agreements. Operating expenses for the six-month transition period ended December 31, 2018 increased to $27.5 million from $13.1 million for the prior year six-months period, due primarily to expansion of the Company’s leadership team, investments in sales and marketing infrastructure and program costs, professional services, stock-based compensation and amortization of the DEXYCU intangible asset. Non-operating expense, net, in the six-month transition period ended December 31, 2018 totaled $20.2 million and consisted primarily of an $18.9 million non-cash change in fair value of derivative liability, as well as interest expense on the SWK term loan. Net loss for the six-month transition period ended December 31, 2018 was $44.7 million, or $0.53 per share, compared to a net loss of $11.8 million, or $0.28 per share, for the prior year six-month period.

Cash and cash equivalents at December 31, 2018 totaled $45.3 million compared to $38.8 million at June 30, 2018.

Financial Outlook

Management believes amounts available from the CRG credit facility, together with the Company’s current cash and cash equivalent position and proceeds from commercial sales of YUTIQ and DEXYCU and existing collaboration agreements, are sufficient to fund operations and debt service obligations through the remainder of 2019.

Conference Call Information

EyePoint will host a conference call today, Thursday, March 14, 2019, at 8:30 AM ET to discuss the three and six-month reporting period ended December 31, 2018 and recent clinical and operational developments. To access the conference call, please dial (877) 312-7507 (local) or (631) 813-4828 (international) at least 10 minutes prior to the start time and refer to conference ID 1499363. A live webcast will be available on the Investor Relations section of the corporate website at http://www.eyepointpharma.com. A replay of the webcast will also be available on the corporate website.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals, Inc. (formerly pSivida Corp.) (www.eyepointpharma.com), headquartered in Watertown, MA, is a specialty biopharmaceutical company committed to developing and commercializing innovative ophthalmic products in indications with high unmet medical need to help improve the lives of patients with serious eye disorders. With the approval by the FDA on October 12, 2018 of the YUTIQ™ three-year treatment of chronic non-infectious uveitis affecting the posterior segment of the eye (NIPU), the Company has developed the majority of the FDA-approved sustained-release treatments for eye diseases. The most common adverse reactions reported for YUTIQ were cataract development and increases in intraocular pressure. DEXYCU™ was approved by the FDA on February 9, 2018. DEXYCU, administered as a single intraocular dose at the end of ocular surgery for the treatment of postoperative inflammation, is the first and only FDA-approved intraocular product with this indication. The most common adverse reactions reported by 5-15% of patients were intraocular pressure increased, corneal edema and iritis. DEXYCU employs the Verisome® extended-release drug delivery technology, which encompasses a broad number of related, but distinct drug delivery systems with the potential of incorporating an extensive range of active agents, including small molecules, proteins and monoclonal antibodies. ILUVIEN® (fluocinolone acetonide intravitreal implant), a micro-insert for diabetic macular edema, licensed to Alimera Sciences, Inc., is currently sold directly in the U.S. and several EU countries. Retisert® (fluocinolone acetonide intravitreal implant), for posterior uveitis, is licensed to and sold by Bausch &

Lomb, Inc. and Vitrasert® (ganciclovir implant), for cytomegalovirus retinitis was licensed and sold by Bausch and Lomb until being discontinued in 2013. The Company’s development programs are focused on using its core Durasert™ and the Verisome platform technologies to deliver drugs to treat posterior segment uveitis (shorter duration treatment), wet age-related macular degeneration, glaucoma, and other diseases. To learn more about the Company, please visit www.eyepointpharma.com and connect on Twitter, LinkedIn, Facebook and Google+.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect, plan or believe may occur in the future, including but not limited to statements about our commercialization of YUTIQ and DEXYCU, potential for our products to alter the treatment landscape for ocular diseases; the expected use of proceeds from our refinancing transactions and our belief that the amounts available from the CRG credit facility together with our current cash and cash equivalent position and proceeds from sales of YUTIQ and DEXYCU and existing collaboration agreements are sufficient to fund our operations and debt service obligations through the remainder of 2019, are forward-looking statements. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements include uncertainties with respect to: our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; our ability to successfully produce commercial supply of YUTIQ and DEXYCU and successfully commercialize YUTIQ and DEXYCU in the U.S.; our ability to successfully build a commercial infrastructure and enter into and maintain commercial agreements for the launch of YUTIQ and DEXYCU; the development of our next-generation YUTIQ short-acting treatment for uveitis; potential off-label sales of ILUVIEN for NIPU; consequences of fluocinolone acetonide side effects; successful commercialization of, and receipt of revenues from, ILUVIEN for diabetic macular edema (“DME”); Alimera’s ability to obtain additional marketing approvals and the effect of pricing and reimbursement decisions on sales of ILUVIEN for DME; Alimera’s ability to obtain marketing approval for ILUVIEN in its licensed territories for NIPU; potential declines in Retisert royalties; our ability to market and sell products; the success of current and future license agreements; termination or breach of current license agreements; our dependence on contract research organizations, contract sales organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; legislative or regulatory changes; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. You should read and interpret any forward-looking statements in light of these risks. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

EyePoint Contacts

Investors:

Argot Partners

Kimberly Minarovich

(646) 368-8014

kimberly@argotpartners.com

Joseph Rayne

(617) 340-6075

joseph@argotpartners.com

Media:

Thomas Gibson

201-476-0322

tom@tomgibsoncommunications.com

FINANCIAL TABLES FOLLOW

EYEPOINT PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Collaborative research and development	$1,827	$461	$1,883	$601
Royalty income	615	472	1,045	717

Total revenues	2,442	933	2,928	1,318

Operating expenses:
Research and development	4,179	4,269	10,412	8,088
Sales and marketing	4,528	—	8,174	—
General and administrative	4,740	2,472	8,901	5,044

Total operating expenses	13,447	6,741	27,487	13,132

Loss from operations	(11,005)	(5,808)	(24,559)	(11,814)
Interest and other income	238	26	367	49
Interest expense	(827)	—	(1,642)	—
Change in fair value of derivative liability	—	—	(18,886)	—

Net loss	$(11,594)	$(5,782)	$(44,720)	$(11,765)

Net loss per common share:
Basic and diluted	$(0.12)	$(0.13)	$(0.53)	$(0.28)

Weighted average common shares outstanding:
Basic and diluted	94,944	44,530	85,057	41,980

EYEPOINT PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31,	June 30,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$45,261	$38,776
Other current assets	2,340	1,133

Total current assets	47,601	39,909
Intangible assets, net	30,129	31,358
Other assets	438	403

Total assets	$78,168	$71,670

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,429	$6,663
Accrued development milestone	15,000	15,000
Deferred revenue	30	—

Total current liabilities	21,459	21,663
Long-term debt	17,621	17,309
Derivative liability	—	19,780
Other long-term liabilities	1,455	1,231

Total liabilities	40,535	59,983

Stockholders’ equity:
Capital	445,287	374,840
Accumulated deficit	(408,493)	(363,991)
Accumulated other comprehensive income	839	838

Total stockholders’ equity	37,633	11,687

Total liabilities and stockholders’ equity	$78,168	$71,670